UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2018

Del Frisco’s Restaurant Group, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-35611

Delaware	20-8453116
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2900 Ranch Trail
Irving, TX 75063
(Address of principal executive offices, including zip code)

(469) 913-1845
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07    Submission of Matters to a Vote of Security Holders

On June 14, 2018, Del Frisco’s Restaurant Group, Inc. (the “Company”) held its Annual Meeting of Stockholders, at which the following items were voted upon:

(1)	Election of Directors. The following nominee was elected to the Board of Directors of the Company to hold office until the 2021 annual meeting.

	Nominee	For	Withheld	Broker Non-Votes
	Norman J. Abdallah	17,053,125	249,941	889,308

(2)	Vote to Ratify Independent Accounting Firm. The appointment of KPMG LLP as the independent registered public accounting firm of the Company for the year ending December 25, 2018 was ratified.

	For	Against	Abstain	Broker Non-Votes
	18,184,613	2,397	5,364	—

(3)	Advisory Vote to Approve Executive Compensation. The compensation paid to the Company's named executive officers for the year ended December 26, 2017 was approved on an advisory basis.

	For	Against	Abstain	Broker Non-Votes
	16,830,568	467,581	4,917	889,308

(4)
Advisory Vote of the Frequency to Approve Executive Compensation. The frequency of future advisory votes to approve named executive officers compensation was approved on an advisory basis to be held every year.

	Every Year	Every Two Years	Every Three Years	Abstain	Broker Non-Votes
	15,568,233	5,201	1,723,164	6,468	889,308

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEL FRISCO’S RESTAURANT GROUP, INC.

Date:	June 15, 2018	By:	/s/ Neil H. Thomson
Neil H. Thomson
Chief Financial Officer